Exhibit 99.1

CEVA, Inc. Announces Third Quarter 2023 Financial Results

●	Shipped 500 million CEVA-powered devices in the quarter, up 35% sequentially and up 40% year-over-year
●	GAAP and Non-GAAP gross margins reach 90% and 92%, respectively in the quarter, reflecting Company’s decision to return to pure IP licensing and royalty business model
●	Announces expansion of existing share repurchase program with an additional 700,000 shares
●

Strengthened the Company’s focus on IP for high-growth smart edge technologies addressing wireless communications, sensing and AI with divestiture of the Intrinsix US Aerospace & Defense (A&D) design services business

●	Company to host investor day in person in New York and live via webcast on December 6

ROCKVILLE, MD., November 8, 2023 – CEVA, Inc. (NASDAQ: CEVA), the leading licensor of wireless connectivity and smart sensing technologies which have powered more than 16 billion devices, today announced its financial results for the third quarter ended September 30, 2023. Financial results for the third quarter and all periods presented reflect CEVA’s continuing operations only, with the Intrinsix business reflected as a discontinued operation, unless otherwise noted.

Total revenue for the third quarter of 2023 was $24.1 million, a 20% decrease compared to $30.0 million reported for the third quarter of 2022. Third quarter of 2023 licensing and related revenue was $13.9 million compared to $18.7 million reported for the same quarter a year ago but up 3% sequentially. Royalty revenue for the third quarter of 2023 was $10.1 million, a decrease of 11% when compared to $11.4 million reported for the third quarter of 2022, but up 8% sequentially.

Amir Panush, Chief Executive Officer of CEVA, remarked: “The CEVA team delivered solid third quarter results, with sequential improvements in both licensing and royalty revenues as we refocused all our efforts on driving the IP business following the sale of Intrinsix. In licensing, our wireless communications IPs continue to be in strong demand, underpinned by three more Wi-Fi & Bluetooth combo deals, including a customer for our new Wi-Fi 7 IP for Access Points. In royalties, we reported our second highest CEVA-powered device shipments in a quarter, totaling half a billion units. These results reflect robust restocking demand for consumer devices and illustrative of the strength of our customer base.”

During the quarter, thirteen IP license agreements were concluded, targeting a wide variety of end markets and applications, including Wi-Fi 7, Wi-Fi 6 and Bluetooth 5 for connectivity chips targeting access points, smart home automation, smart wearables and single board computers, Bluetooth audio for a global leader in hearing care, and a communications DSP license targeting high-volume satellite communications. Four agreements were with first-time customers and two were with OEM customers.

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GAAP gross margin for the third quarter of 2023 was 90% as compared to 81% in the third quarter of 2022. GAAP operating loss for the third quarter of 2023 was $2.7 million, as compared to a GAAP operating loss of $2.4 million for the same period in 2022. GAAP net loss for the third quarter of 2023 was $2.7 million, as compared to a GAAP net loss of $20.6 million reported for the same period in 2022. GAAP diluted losses per share for the third quarter of 2023 was $0.12, as compared to GAAP diluted losses per share of $0.89 for the same period in 2022.

GAAP net loss with the discontinued operations for the third quarter was $5.0 million, as compared to GAAP net loss with the discontinued operations of $22.3 million for the same quarter last year. GAAP diluted losses per share with the discontinued operations for the third quarter of 2023 was $0.21, as compared to GAAP diluted losses per share with the discontinued operations of $0.96 for the same period in 2022.

Non-GAAP gross margin for the third quarter of 2023 was 92%, as compared to 89% for the same period in 2022. Non-GAAP operating income for the third quarter of 2023 was $1.6 million, as compared to Non-GAAP operating income of $7.3 million reported for the third quarter of 2022. Non-GAAP net income and diluted income per share for the third quarter of 2023 were $1.4 million and $0.06, respectively, compared with Non-GAAP net income and diluted income per share of $5.2 million and $0.22, respectively, reported for the third quarter of 2022.

Non-GAAP net income with the discontinued operations for the third quarter of 2023 was $0.4 million, as compared to non-GAAP net income with the discontinued operations of $4.7 million for the same quarter last year. Non-GAAP diluted income per share with the discontinued operations for the third quarter of 2023 was $0.02, as compared to Non-GAAP diluted income per share of $0.20 for the same period in 2022.

Non-GAAP gross margin for the third quarter of 2023 excluded: (a) equity-based compensation expenses of $0.2 million and (b) amortization of acquired intangibles of $0.1 million. Non-GAAP gross margin for the third quarter of 2022 excluded: (a) equity-based compensation expenses of $0.2 million, (b) amortization of acquired intangibles of $0.2 million and (c) impairment charges of $2.0 million relating to discontinued Immervision technology and non-performing assets of certain NB-IoT technology.

Non-GAAP operating income for the third quarter of 2023 excluded: (a) equity-based compensation expenses of $4.0 million, (b) the impact of the amortization of acquired intangibles of $0.3 million and (c) $0.1 million of costs associated with business acquisitions. Non-GAAP operating income for the third quarter of 2022 excluded: (a) equity-based compensation expenses of $3.4 million, (b) the impact of the amortization of acquired intangibles of $0.8 million and (c) impairment charges of $5.5 million relating to discontinued Immervision technology and non-performing assets of certain NB-IoT technology.

Non-GAAP net income and diluted income per share for the third quarter of 2023 excluded: (a) equity-based compensation expenses of $4.0 million, (b) the impact of the amortization of acquired intangibles of $0.3 million, (c) $0.1 million of costs associated with business acquisitions and (d) $0.2 million income associated with the reevaluation of an investment in another company. Non-GAAP net income and diluted earnings per share for the third quarter of 2022 excluded: (a) equity-based compensation expenses of $3.4 million, (b) the impact of the amortization of acquired intangibles of $0.8 million, (c) $0.5 million loss associated with the remeasurement of marketable equity securities, (d) impairment charges of $5.5 million relating to discontinued Immervision technology and non-performing assets of certain NB-IoT technology and (e) a $15.7 million write-off of a deferred tax asset, including withholding tax assets that we will not be able to utilize as a tax credit.

Yaniv Arieli, Chief Financial Officer of CEVA, stated: “Following the sale of Intrinsix, our gross margins have returned to our historic levels, reaching 90% and 92% on a GAAP and non-GAAP basis, respectively, in the quarter. We have also recorded lower OPEX for the quarter, which we will continue to monitor and manage closely. In addition, proceeds from the sale of the Intrinsix business have increased our cash and cash equivalent balances to $160 million in early October, some of which will be used to execute on our expanded share repurchase plan announced today.”

CEVA Conference Call

On November 8, 2023, CEVA management will conduct a conference call at 8:30 a.m. Eastern Time to discuss the operating performance for the quarter.

The conference call will be available via the following dial in numbers:

●	U.S. Participants: Dial 1-844-435-0316 (Access Code: CEVA)
●	International Participants: Dial +1-412-317-6365 (Access Code: CEVA)

The conference call will also be available live via webcast at the following link: https://app.webinar.net/BOnmpeNLrwY. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing +1-877-344-7529 or +1-412-317-0088 (conference replay code: 5006273) from one hour after the end of the call until 9:00 a.m. (Eastern Time) on November 15, 2023. The replay will also be available at CEVA's web site www.ceva-dsp.com.

CEVA Investor Day

CEVA management will host an Investor Day at the Nasdaq MarketSite in New York City on Wednesday, December 6, 2023,

This event will highlight CEVA’s growth strategy with a presentation by CEVA CEO Amir Panush, followed by market and technology overviews and a longer-term financial outlook. Presentations will be followed by a Q&A session.

A live webcast of the event will be available through the CEVA Investor Relations website beginning at approximately 9:00 a.m. Eastern Time. A replay of the webcast and supporting materials will be available after the conclusion of the event.

For more information, contact irceva@ceva-dsp.com.

About CEVA, Inc.

CEVA is the leading licensor of wireless connectivity and smart sensing technologies for a smarter, safer, connected world. We provide Digital Signal Processors, AI engines, wireless platforms and complementary embedded software for sensor fusion, image enhancement, computer vision, spatial audio, voice input and artificial intelligence. Leveraging our technologies, many of the world’s leading semiconductors, system companies and OEMs create power-efficient, intelligent, secure and connected devices for a range of end markets, including mobile, consumer, automotive, robotics, industrial and IoT.

Our DSP and AI based solutions include platforms for 5G baseband processing in mobile, IoT and infrastructure, advanced imaging and computer vision for any camera-enabled device, audio/voice/speech and ultra-low-power always-on/sensing applications for multiple IoT markets. For motion sensing solutions, our Hillcrest Labs sensor processing technologies provide a broad range of sensor fusion software and inertial measurement unit (“IMU”) solutions for markets including hearables, wearables, AR/VR, PC, robotics, remote controls and IoT. For wireless IoT, our platforms for Bluetooth connectivity (low energy and dual mode), Wi-Fi 4/5/6 (802.11n/ac/ax), Ultra-wideband (UWB), NB-IoT and GNSS are the most broadly licensed connectivity platforms in the industry.

CEVA is a sustainable and environmentally conscious company, adhering to our Code of Business Conduct and Ethics. As such, we emphasize and focus on environmental preservation, recycling, the welfare of our employees and privacy – which we promote on a corporate level. At CEVA, we are committed to social responsibility, values of preservation and consciousness towards these purposes.

Visit us at www.ceva-dsp.com and follow us on Twitter, YouTube, Facebook,, LinkedIn and Instagram.

Source: CEVA, Inc.

For More Information Contact:

Yaniv Arieli CEVA, Inc. CFO +1.650.417.7941 yaniv.arieli@ceva-dsp.com	Richard Kingston CEVA, Inc. VP Market Intelligence, Investor & Public Relations +1.650.417.7976 richard.kingston@ceva-dsp.com

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include statements regarding demand for CEVA’s portfolio of technologies, CEVA’s refocusing of efforts on its IP business following the sale of Intrinsix and potential use of cash balances to expand on the CEVA’s share repurchase program. The risks, uncertainties and assumptions that could cause differing CEVA results include: the effect of intense industry competition; the ability of CEVA’s technologies and products incorporating CEVA’s technologies to achieve market acceptance; CEVA’s ability to meet changing needs of end-users and evolving market demands; the cyclical nature of and general economic conditions in the semiconductor industry; CEVA’s ability to diversify its royalty streams and license revenues; CEVA’s ability to continue to generate significant revenues from the handset baseband market and to penetrate new markets; instability and disruptions related to the ongoing Israel-Gaza conflict; and general market conditions and other risks relating to CEVA’s business, including, but not limited to, those that are described from time to time in our SEC filings. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

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CEVA, INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF LOSS – U.S. GAAP

U.S. dollars in thousands, except per share data

	Three months ended		Nine months ended
	Sept 30,		Sept 30,
	2023	2022	2023	2022
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Licensing and related revenues	$13,940	$18,658	$45,739	$55,771
Royalties	10,133	11,392	27,518	34,462

Total revenues	24,073	30,050	73,257	90,233

Cost of revenues	2,357	5,661	9,389	11,837

Gross profit	21,716	24,389	63,868	78,396

Operating expenses:
Research and development, net	17,814	16,488	54,544	52,270
Sales and marketing	2,862	2,876	8,213	8,014
General and administrative	3,608	3,253	11,346	9,943
Amortization of intangible assets	149	575	445	1,726
Impairment of assets	-	3,556	-	3,556
Total operating expenses	24,433	26,748	74,548	75,509

Operating income (loss)	(2,717)	(2,359)	(10,680)	2,887
Financial income, net	924	108	3,497	803
Remeasurement of marketable equity securities	160	(455)	(76)	(2,271)

Income (loss) before taxes on income	(1,633)	(2,706)	(7,259)	1,419
Income tax expense	1,117	17,926	3,080	19,816

Net loss from continuing operations	(2,750)	(20,632)	(10,339)	(18,397)
Net loss from discontinued operations	(2,207)	(1,672)	(5,308)	(6,726)
Net loss	$(4,957)	$(22,304)	$(15,647)	$(25,123)

Basic and diluted net loss per share:
Continuing operations	(0.12)	(0.89)	(0.44)	(0.79)
Discontinued operations	(0.09)	(0.07)	(0.23)	(0.29)
Basic and diluted net loss per share	$(0.21)	$(0.96)	$(0.67)	$(1.08)
Weighted-average shares used to compute net loss per share (in thousands):
Basic and diluted	23,605	23,211	23,473	23,163

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

U.S. Dollars in thousands, except per share amounts

	Three months ended		Nine months ended
	Sept 30,		Sept 30,
	2023	2022	2023	2022
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net loss	$(4,957)	$(22,304)	$(15,647)	$(25,123)
Equity-based compensation expense included in cost of revenues	216	187	636	511
Equity-based compensation expense included in research and development expenses	2,257	2,105	6,703	5,988
Equity-based compensation expense included in sales and marketing expenses	478	380	1,305	1,030
Equity-based compensation expense included in general and administrative expenses	1,018	699	2,787	2,004
Amortization, Impairment and Write-off of intangible assets	278	6,273	753	7,793
Costs associated with business acquisitions	100	-	195	-
Income (loss) associated with the remeasurement of marketable equity securities.	(160)	455	76	2,271
Income tax expense as a result of a write off of a deferred tax asset and withholding tax that can’t be utilized	-	15,741	-	15,323
Non-GAAP from discontinued operations	1,184	1,169	3,233	3,436
Non-GAAP net income	$414	$4,705	$41	$13,233
GAAP weighted-average number of Common Stock used in computation of diluted net loss and loss per share (in thousands)	23,605	23,211	23,473	23,163
Weighted-average number of shares related to outstanding stock-based awards (in thousands)	1,304	872	1,172	821
Weighted-average number of Common Stock used in computation of diluted earnings per share, excluding the above (in thousands)	24,909	24,083	24,645	23,984

GAAP diluted loss per share	$(0.21)	$(0.96)	$(0.67)	$(1.08)
Equity-based compensation expense	$0.17	$0.15	$0.49	$0.40

Amortization, Impairment and Write-off of intangible assets, net of taxes	$0.01	$0.27	$0.03	$0.33

Costs associated with business acquisitions	-	-	$0.01	-

Loss associated with the remeasurement of marketable equity securities.	-	$0.01	-	$0.10
Income tax expense as a result of a write off of a deferred tax asset and withholding tax that can’t be utilized	-	$0.68	-	$0.66

Non-GAAP from discontinued operations	$0.05	$0.05	$0.14	$0.14

Non-GAAP diluted earnings per share	$0.02	$0.20	$0.00	$0.55

	Three months ended		Nine months ended
	Sept 30,		Sept 30,
	2023	2022	2023	2022
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP Operating Income (loss)	$(2,717)	$(2,359)	$(10,680)	$2,887
Equity-based compensation expense included in cost of revenues	216	187	636	511
Equity-based compensation expense included in research and development expenses	2,257	2,105	6,703	5,988
Equity-based compensation expense included in sales and marketing expenses	478	380	1,305	1,030
Equity-based compensation expense included in general and administrative expenses	1,018	699	2,787	2,004

Amortization, Impairment and Write-off of intangible assets	278	6,273	753	7,793

Costs associated with business acquisitions	100		195

Total non-GAAP Operating Income	$1,630	$7,285	$1,699	$20,213

	Three months ended		Nine months ended
	Sept 30,		Sept 30,
	2023	2022	2023	2022
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP Gross Profit	$21,716	$24,389	$63,868	$78,396
GAAP Gross Margin	90%	81%	87%	87%

Equity-based compensation expense included in cost of revenues	216	187	636	511

Amortization, Impairment and Write-off of intangible assets	129	2,142	308	2,511

Total Non-GAAP Gross profit	22,061	26,718	64,812	81,418
Non-GAAP Gross Margin	92%	89%	88%	90%

CEVA, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. Dollars in thousands)
	September 30,	December 31,
	2023	2022 (*)
	Unaudited	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$17,082	$20,116
Marketable securities and short-term bank deposits	114,630	118,194
Trade receivables, net	7,997	11,136
Unbilled receivables	23,066	18,694
Prepaid expenses and other current assets	6,828	6,789
Current assets held for sale	1,659	2,696
Total current assets	171,262	177,625
Long-term assets:
Bank deposits	-	8,205
Severance pay fund	6,411	8,475
Deferred tax assets, net	9,989	8,484
Property and equipment, net	6,733	6,624
Operating lease right-of-use assets	7,973	8,485
Investment in marketable equity securities	332	408
Goodwill	58,308	56,794
Intangible assets, net	3,245	2,392
Other long-term assets	7,993	6,291
Long-term assets held for sale	23,741	24,659
Total assets	$295,987	$308,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$1,221	$1,859
Deferred revenues	3,994	3,098
Accrued expenses and other payables	17,247	24,049
Operating lease liabilities	2,569	2,680
Current liabilities held for sale	655	1,592
Total current liabilities	25,686	33,278
Long-term liabilities:
Accrued severance pay	7,131	9,064
Operating lease liabilities	4,590	5,207
Other accrued liabilities	575	526
Long-term liabilities held for sale	1,305	1,496
Total liabilities	39,287	49,571
Stockholders’ equity:
Common stock	24	23
Additional paid in-capital	248,743	242,841
Treasury stock	(2,996)	(9,904)
Accumulated other comprehensive loss	(5,469)	(6,249)
Retained earnings	16,398	32,160
Total stockholders’ equity	256,700	258,871
Total liabilities and stockholders’ equity	$295,987	$308,442

(*) Derived from audited financial statements.